UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2009 (June 22, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 1, 2009, Behringer Harvard Multifamily REIT I, Inc. (the “Company”) filed a Form 8-K dated June 1, 2009 with regard to the entry by Behringer Harvard Multifamily OP I LP, the Company’s operating partnership (the “Operating Partnership” which, together with the Company, may be referred to herein as the “Registrant,” “we,” “our” or “us”), into an agreement (the “Purchase Agreement”) to purchase a multifamily community known as Waterford Place Apartments, built in 2003 and located in Dublin, Alameda County, California (“Waterford Place”), from an unaffiliated seller, Waterford Place Apartments, LLC, a California limited liability company.  Waterford Place is a 390-unit multifamily community located on an approximately 8.28-acre site with amenities, including but not limited to, a resort-style swimming pool, a fitness center and a movie theater.  Under the Purchase Agreement, the contract purchase price for Waterford Place was $80 million, excluding closing costs.  On June 1, 2009, we made an earnest money deposit of $750,000.

On June 22, 2009, the last day of the due diligence period under the Purchase Agreement, we terminated the Purchase Agreement without consummation of the acquisition.   On July 2, 2009, the parties revived and amended the Purchase Agreement (as revived and amended, the “Amended Purchase Agreement”).  The Amended Purchase Agreement revives the Purchase Agreement, such that it is deemed to have been in continuous existence without interruption, and reduces the contract purchase price for Waterford Place to $79.7 million.  In addition, on July 2, 2009, we made an additional earnest money deposit of $1,250,000.

If the Waterford Place acquisition is consummated, we expect that approximately $61 million of the purchase price will be made through the assumption of two loans: one a first mortgage loan with a principal outstanding balance of approximately $48 million and the other a second mortgage loan with a principal outstanding balance of approximately $13 million, both secured by Waterford Place, with the remainder funded from cash on hand.

The consummation of the purchase of Waterford Place remains subject to substantial conditions.  Our decision to consummate the acquisition generally will depend upon:

•                  no material adverse change occurring relating to the property; and

•                  the mortgage lender’s willingness to consent to our assumption of the mortgage loans.

If the acquisition has not occurred by ten business days after the loan assumption arrangements are approved, then either party may terminate the Amended Purchase Agreement.

Item 1.02               Termination of a Material Definitive Agreement.

The information in this Report set forth under Item 1.01 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: July 15, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal